UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2021

TRACON Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-36818

Delaware	34-2037594
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

4350 La Jolla Village Drive, Suite 800

San Diego, California 92122

(Address of principal executive offices, including zip code)

(858) 550-0780

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	TCON	The Nasdaq Stock Market LLC

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On July 21, 2021, TRACON Pharmaceuticals, Inc. (the “Company”) entered into an amended and restated underwriting agreement (the “Underwriting Agreement”) with H.C. Wainwright & Co., LLC (“H.C. Wainwright”), relating to the issuance and sale in an underwritten public offering of 3,926,702 shares of common stock of the Company, par value $0.001 per share (the “Common Stock”). The price to the public is $3.82 per share, and H.C. Wainwright has agreed to purchase the shares from the Company pursuant to the Underwriting Agreement at a price of $3.53 per share and the Company also agreed to reimburse H.C. Wainwright for customary fees and expenses, including those described below. Under the terms of the Underwriting Agreement, the Company also granted H.C. Wainwright an option exercisable for 30 days to purchase up to an additional 589,005 shares of Common Stock at the same price. The offering is expected to close on or about July 26, 2021, subject to customary closing conditions.

In connection with the offering, the Company agreed to pay H.C. Wainwright an underwriting discount equal to 7.5% of the gross proceeds of the offering and a management fee equal to 1.0% of the gross proceeds of the offering. The Company has also agreed to pay H.C. Wainwright (a) $50,000 for non-accountable expenses, (b) up to $100,000 for fees and expenses of legal counsel and other out-of-pocket expenses and (c) clearing expenses of $15,950.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and H.C. Wainwright, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by such parties.

The offering is being made pursuant to the Company’s effective registration statement on Form S-3 (File No. 333-229990) and an accompanying prospectus previously filed with the Securities and Exchange Commission and a preliminary and final prospectus supplement thereunder. The Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K, and the description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit. A copy of the opinion of Cooley LLP relating to the legality of the issuance and sale of the shares in the offering is attached as Exhibit 5.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. Exhibit No.	Description
1.1	Amended and Restated Underwriting Agreement, dated July 21, 2021, by and between TRACON Pharmaceuticals, Inc. and H.C. Wainwright & Co., LLC
5.1	Opinion of Cooley LLP
23.1	Consent of Cooley LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRACON Pharmaceuticals, Inc.

Date: July 22, 2021	By:	/s/ Charles P. Theuer, M.D., Ph.D.
Charles P. Theuer, M.D., Ph.D.
President and Chief Executive Officer